Exhibit (k)(2)

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

AND

LIMITED WAIVER

This First Amendment to Credit Agreement and Limited Waiver (this "Amendment and Waiver") is dated as of March 31, 2020, by and between the Agent, the Lenders and SPE 1, as the Borrower.

RECITALS:

Reference is made to that certain Credit Agreement (the "Credit Agreement") entered into as of January 8, 2020, by and among Trinity Funding 1, LLC, a Delaware limited liability company ("SPE 1"), Trinity Funding 2, LLC, a Delaware limited liability company ("SPE 2"), Trinity Funding 3, LLC, a Delaware limited liability company ("SPE 3" and together with SPE 1 and SPE 2, the "SPE Borrowers"), Trinity Capital Fund II, L.P., a Delaware limited partnership ("Fund II"), Trinity Capital Fund III, L.P., a Delaware limited partnership ("Fund III" and together with Fund II, the "Funds") (each a "Borrower", collectively, the "Borrowers", provided, that on and after the Fund II License Surrender Date, all references to Borrower or Borrowers shall automatically exclude Fund II, on and after the Fund III License Surrender Date, all references to Borrower or Borrowers shall automatically exclude Fund III, and following the License Surrender Dates, all references to Borrower or Borrowers shall only mean the SPE Borrowers, and on and after the SPE Merger Event, all references to Borrower or Borrowers shall only mean SPE 1), the financial institutions from time to time parties thereto (each such financial institution (including any Conduit Lender), a "Lender" and collectively, the "Lenders"), each Funding Agent representing a group of Lenders, Credit Suisse AG, New York Branch ("CSNY"), as agent (in such capacity, the "Agent") for the Lenders, Wells Fargo Bank, National Association, not in its individual capacity, but solely as paying agent (the "Paying Agent") and Wells Fargo Bank, National Association, not in its individual capacity, but solely as custodian (the "Custodian").

As of the date hereof, the Fund II License Surrender Date, the Fund III License Surrender Date and the SPE Merger Event have occurred, and thus SPE 1 is the only Borrower under the Credit Agreement.

A Hedge Reserve Trigger Event occurred with respect to the Determination Date in February 2020 and was reported on the Monthly Servicer Report delivered pursuant to the Servicing Agreement in February 2020. In accordance with Section 8.2(G)(i) of the Credit Agreement, if a Hedge Reserve Trigger Event occurs and is continuing, the Hedge Reserve Required Balance shall be deposited into the Hedge Reserve Account. On the Payment Date in February 2020, no such deposit was made.

Pursuant to Section 10.2 of the Credit Agreement, any amendment to or waiver of any provision of the Credit Agreement shall only be effective if in writing and signed by the Agent, on behalf of the Lenders and each Funding Agent, and the Borrower; provided that no such amendment or waiver shall (i) reduce the amount of or extend the maturity of any Advance or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, including amending or modifying any of the definitions related to such terms, in each case without the consent of the Lenders affected thereby, (ii) waive any provision of such Section 10.2, or reduce the percentage specified in the definition of the Majority Lenders, in each case without the written consent of all Lenders, (iii) waive any provision of Sections 7.14 through 7.25 thereof without the written consent of all Funding Agents, or (iv) affect the rights or duties of the Paying Agent, Custodian, Collection Account Bank, Servicer or Back-Up Servicer under the Credit Agreement without the written consent of such Paying Agent, Custodian, Collection Account Bank, Servicer or Back-Up Servicer, respectively.

In accordance with Section 10.2 of the Credit Agreement, the Borrower, the Agent and the Lenders desire to waive the required deposit into the Hedge Reserve Account of the Hedge Reserve Required Balance and amend the Credit Agreement as described below, and, in each case, subject to the terms and conditions set forth herein.

In consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.          DEFINED TERMS.

All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement.

SECTION 2.          LIMITED WAIVER.

(a)           The Borrower hereby requests that, effective as of the Determination Date in February 2020, the Agent, the Lenders and each Funding Agent, waive the occurrence of the Hedge Reserve Trigger Event with respect to the Determination Date in February 2020 and the deposit into the Hedge Reserve Account of the Hedge Reserve Required Balance that is required upon such occurrence.

(b)           The undersigned, Agent, the Lenders and each Funding Agent, hereby waive the occurrence of a Hedge Reserve Trigger Event (and the deposit into the Hedge Reserve Account of the Hedge Reserve Required Balance that is required upon such occurrence) only in connection with the February 2020 Determination Date (the "Limited Waiver"); it being understood and agreed that nothing in this Limited Waiver is meant to or should be construed to waive a Hedge Reserve Trigger Event (or related deposit) for the March 2020 Determination Date or any other Determination Date.

(c)           This Limited Waiver is effective as of the Determination Date in February 2020.

SECTION 3.          AMENDMENT.

The following definitions set forth in Exhibit A to the Credit Agreement in effect immediately prior to the date hereof are hereby amended and revised to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, double underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“Adjusted LIBOR Rate” shall mean a rate per annum equal to the rate obtained by dividing (a) LIBOR by (b) a percentage equal to 100% minus the reserve percentage in effect on such day ~~and applicable to the Non-Conduit Lender~~ for which this rate is calculated under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The Adjusted LIBOR Rate shall be adjusted automatically as of the effective date of any change in such reserve percentage.

"Default Ratio" shall mean, for any Collection Period ~~calendar month,~~ the quotient (expressed as a percentage) of (i) the aggregate Outstanding Asset Amounts of ~~Eligible~~ Pledged Assets that became Defaulted Assets during such ~~the immediately prior~~ Collection Period (including repurchased Assets which would have otherwise become Defaulted Assets during such ~~immediately prior~~-Collection Period but excluding, after the first Collection Period following the Closing Date, any Assets that were not Eligible Assets as of the Initial Borrowing Date, unless any such Asset thereafter becomes an Eligible Asset), divided by (ii) the Aggregate Outstanding Asset Amount at the beginning of such ~~prior~~ Collection Period.

"Delinquent Ratio" shall mean, for any Collection Period ~~calendar-month~~, the quotient (expressed as a percentage) of (i) the aggregate Outstanding Asset Amounts of ~~Eligible~~ Pledged Assets that ~~became~~ are Delinquent Assets ~~during~~  at the end of such ~~the immediately-prior-Collection~~ Period (excluding, after the first Collection Period following the Closing Date, any Assets that were not Eligible Assets as of the Initial Borrowing Date, unless any such Asset thereafter becomes an Eligible Asset ~~including repurchased Assets which would have otherwise become Delinquent Assets during such immediately prior Collection Period~~), divided by (ii) the Aaggregate Outstanding Asset Amount of Pledged Assets at the end of  ~~beginning-of~~ such ~~prior~~ Collection Period (excluding, after the first Collection Period following the Closing Date, any Assets that were not Eligible Assets as of the Initial Borrowing Date, unless any such Asset thereafter becomes an Eligible Asset).

"Rolling Average Default Ratio" shall mean, with respect to any date of determination (commencing after the second Collection Period following the Closing Date) the average of the Default Ratios for ~~such calendar month~~ the most recently ended Collection Period and the two immediately preceding Collection Periods ~~calendar months~~; provided, that if less than three Collection Periods have elapsed since the Closing Date, the Rolling Average Default Ratio shall be calculated by computing the average of the Default Ratios for the number of Collection Periods since the Closing Date.

"Rolling Average Delinquency Ratio" shall mean, with respect to any date of determination (commencing after the second Collection Period following the Closing Date), the average of the Delinquent Ratios for ~~such calendar months~~ the most recently ended Collection Period and the two immediately preceding Collection Periods ~~calendar months~~; provided, that if less than three Collection Periods have elapsed since the Closing Date, the Rolling Average Delinquency Ratio shall be calculated by computing the average of the Delinquent Ratios for the number of Collection Periods since the Closing Date.

SECTION 4.          CONDITIONS TO EFFECTIVENESS.

The effectiveness of Section 3 of this Amendment and Waiver is subject to the satisfaction of all of the following conditions precedent.

(a)           The parties hereto shall have executed and delivered this Amendment and Waiver.

(b)           The representations and warranties set forth in Section 5 hereof shall be true and correct.

(c)           No Potential Default, Event of Default, Early Amortization Event, Potential Early Amortization Event or Servicer Termination Event has occurred and is continuing or would exist after giving effect to this Amendment and Waiver.

(d)           The Borrower shall have paid all fees and expenses of the Agent, the Lenders and their counsel in connection with this Amendment and Waiver.

(e)           Legal matters incident to the execution and delivery of this Amendment and Waiver shall be satisfactory to the Agent and its counsel.

SECTION 5.          REPRESENTATIONS AND WARRANTIES.

In order to induce the Agent to enter into this Amendment and Waiver, the Borrower hereby represents and warrants to the Agent, as of the date hereof, that:

(a)           the execution, delivery and performance of this Amendment and Waiver have been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrower, and this Amendment and Waiver is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b)           the execution, delivery and performance by it of this Amendment and Waiver are within its powers, and do not conflict with, and will not result in a violation of, or constitute or give rise to an event of default under (i) any of its organizational documents, (ii) any agreement or other instrument which may be binding upon it, or (iii) any law, governmental regulation, court decree or order applicable to it or its properties; and

(c)           it has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to obtain such licenses, authorizations, consents and approvals would not result in a Material Adverse Effect.

SECTION 6.          EXECUTION IN COUNTERPARTS.

This Amendment and Waiver may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart by facsimile or electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 7.          GOVERNING LAW.

THIS AMENDMENT AND WAIVER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT AND WAIVER MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT AND WAIVER, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT AND WAIVER OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 8.           WAIVER OF JURY TRIAL.

ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT AND WAIVER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AMENDMENT AND WAIVER.

SECTION 9.          EFFECT OF AMENDMENT; REAFFIRMATION OF TRANSACTION DOCUMENTS.

Except as specifically amended, waived or otherwise modified herein, the terms and conditions of the Credit Agreement and all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and, subject to such amendments, waivers and modifications herein set forth, are hereby ratified and confirmed. The Borrower hereby repeats and reaffirms all representations and warranties made to the Agent and the Lenders in the Credit Agreement and the other Transaction Documents on and as of the date hereof (and immediately after giving effect to this Amendment and Waiver) with the same force and effect as if such representations and warranties were set forth in this Amendment and Waiver in full (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Amendment and Waiver to be executed and delivered as of the date first above written.

CREDIT SUISSE AG, NEW YORK BRANCH, as Agent

By:	/s/ Jeffrey Traola
Name:	Jeffrey Traola
Title:	Director

By:	/s/ Kevin Quinn
Name:	Kevin Quinn
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Jeffrey Traola
Name:	Jeffrey Traola
Title:	Authorized Signatory

By:	/s/ Kevin Quinn
Name:	Kevin Quinn
Title:	Authorized Signatory

ALPINE SECURITIZATION LTD., as a Conduit Lender
By:	Credit Suisse AG, New York Branch, as its attorney-in-fact

By:	/s/ Jeffrey Traola
Name:	Jeffrey Traola
Title:	Director

By:	/s/ Kevin Quinn
Name:	Kevin Quinn
Title:	Vice President

GIFS CAPITAL COMPANY, LLC, as a Conduit Lender

By:	/s/ R.Scott ChishN
Name:	R.Scott ChishN
Title:	Authorized Signatory

[Signature Page to Trinity Amendment and Waiver]

TRINITY FUNDING 1, LLC, as Borrower

By:	/s/ Steven L. Brown
Name:	Steven L. Brown
Title:	CEO

[Signature Page to Trinity Amendment and Waived]